Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Color Kinetics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3391805 (I.R.S. Employer Identification No.)

10 Milk Street, Suite 1100, Boston, Massachusetts (Address of Principal Executive Offices)	02108 (Zip Code)
COLOR KINETICS INCORPORATED 2004 STOCK INCENTIVE PLAN
(Full Title of the Plans)
Mr. William J. Sims
Chief Executive Officer
Color Kinetics Incorporated
10 Milk Street, Suite 1100
Boston, Massachusetts 02108
(Name and Address of Agent For Service)
(617) 423-9999
(Telephone Number, Including Area Code, of Agent for Service)
WITH COPIES TO:
John D. Patterson, Jr., Esquire
Robert W. Sweet, Jr., Esquire
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000
CALCULATION OF REGISTRATION FEE

	Proposed maximum offering	Proposed maximum aggregate	Amount of
Amount to be registered	price per share	offering price	registration fee
1,000,000 shares (1)	$15.275 (2)	$15,275,000.00	$1,634.43

     (1) Represents additional shares of common stock available for issuance pursuant to the Color Kinetics Incorporated 2004 Stock Incentive Plan.
     (2) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sales prices of Color Kinetics Incorporated common stock as reported on the NASDAQ National Market on June 9, 2006.

PART I
EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
EX-4.3 2004 Stock Incentive Plan, as amended
EX-5.1 Opinion of Foley Hoag LLP
EX-23.2 Consent of Deloitte & Touche LLP

PART I
EXPLANATORY NOTE
     This Registration Statement covers an additional 1,000,000 shares of common stock (the “Shares”) issuable pursuant to the 2004 Stock Incentive Plan of Color Kinetics Incorporated (the “Registrant”), as amended (the “Plan”). The Shares are in addition to the 2,250,000 shares of common stock, issuance of which pursuant to the Plan is covered by earlier filed registration statements on Form S-8 (Registration No. 333-116715 and 333- 126621), the contents of which the Registrant incorporates by reference herein pursuant to General Instruction E to Form S-8. After application of the evergreen provision in the Plan, the maximum cumulative number of shares issuable under the Plan is 3,250,000.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

4.1(1)	Seventh Amended and Restated Certificate of Incorporation of Color Kinetics Incorporated

4.2(1)	Second Amended and Restated By-Laws of Color Kinetics Incorporated

4.3	Color Kinetics Incorporated 2004 Stock Incentive Plan, as amended

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Power of Attorney (contained on the signature page of this Registration Statement)
(1) Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (Registration No. 333-114386),
filed on April 9, 2004.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, as of June 16, 2006.

Color Kinetics Incorporated
By:	/s/ David K. Johnson
David K. Johnson
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints William J. Sims and David K. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of June 16, 2006.

Signature	Title	Date

/s/ WILLIAM J. SIMS William J. Sims	President, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2006

/s/ DAVID K. JOHNSON David K. Johnson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2006

/s/ GEORGE G. MUELLER George G. Mueller	Director	June 16, 2006

/s/ JOHN E. ABELE John E. Abele	Director	June 16, 2006

/s/ NOUBAR B. AFEYAN Noubar B. Afeyan	Director	June 16, 2006

/s/ ELISABETH ALLISON Elisabeth Allison	Director	June 16, 2006

/s/ GARO H. ARMEN Garo H. Armen	Director	June 16, 2006

/s/ MICHAEL HAWLEY Michael Hawley	Director	June 16, 2006

/s/ WILLIAM O’BRIEN William O’Brien	Director	June 16, 2006

/s/ JAMES F. O’CONNOR James F. O’Connor	Director	June 16, 2006